Exhibit 99.1

Mesa Labs Announces Second Quarter Results

Lakewood, Colorado, November 4, 2021 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today reported results for its second fiscal quarter (“2Q22”) and six months ended September 30, 2021.

Financial highlights for the quarter and six months ended September 30, 2021 as compared to last year:

●	Revenues increased 12% and 14%, respectively
●	Operating income decreased 6% and 9%, respectively
●	Non-GAAP adjusted operating income[1] excluding unusual items increased 1% and 9%, respectively*

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year (“2Q21”), revenues increased 12% to $35,840, operating income decreased 6% to $4,201 and net income was $3,720, an increase of 39% or $0.70 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 2Q22 and 2Q21 was impacted by unusual items totaling $118 and $628, respectively.

For the six months ended September 30, 2021, in comparison to the same period in the prior year, revenues increased 14% to $70,760, operating income decreased 9% to $7,324, and net income increased 47% to $5,715 or $1.07 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for the six months ended September 30, 2021 and 2020 was impacted by unusual items totaling $118 and $264, respectively.

On a non-GAAP basis, in comparison to the same quarter in the prior year, adjusted operating income (“AOI”) was flat at $9,997 or $1.87 per diluted share of common stock. In comparison to the same period in the prior year, AOI for the six months ended September 30, 2021 increased 5% to $19,133 or $3.59 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for both 2Q22 and the six months ended September 30, 2021 was impacted by unusual items totaling $118, while AOI for 2Q21 and the six months ended September 30, 2021 was impacted by unusual items totaling $55 and $(491), respectively. Excluding Unusual Items, AOI would have increased 1% to $10,115 for 2Q22 and 9% to $19,251 for the six months ended September 30, 2021. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

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Sterilization and Disinfection Control (39% of revenues in 2Q22) rode strong growth in all verticals and geographies to deliver 21% organic growth in 2Q22 versus the same quarter in the prior year. As the COVID pandemic disproportionately negatively impacted SDC results in 2Q21, looking back another year, this growth was 16% organic versus 2Q20. Gross profit percentage contracted 120 bps in the quarter versus 2Q21 but remains strong overall. The gross profit percentage contraction was primarily due to product mix and slightly higher production costs.

●

Biopharmaceutical Development (29% of revenues in 2Q22) realized 16% organic growth in 2Q22 vs. the same quarter in the prior year primarily on strong growth in consumables, which is one of our strategic initiatives. This division’s revenues bottomed in 1Q21 from COVID and recovered strongly in 2Q21 which we believe represents solid underlying strength. Division gross profit percentage contracted 550bps in the quarter versus 2Q21 primarily due to currency headwinds, higher labor costs and a product mix shift toward peptide synthesis.

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Instruments (20% of revenues in 2Q22) contracted by 8% in 2Q22 versus the same quarter in the prior year. Although we did have solid quarterly order growth of 6% as compared to the same quarter last year, we could not overcome the headwinds in component supply and labor capacity which significantly impacted our ability to produce and ship product resulting in a significant increase in our Instruments backlog for the quarter. While we believe that we have line of sight to overcoming the majority of our near-term labor constraints, supply of core components remains a challenge to the revenue line and will be a primary focus of our operations teams during the upcoming quarters. Driven primarily by the decrease in volume, higher labor costs and increased costs for components and supplies, gross profit percentage contacted 520 bps in the quarter.

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Continuous Monitoring (12% of revenues in 2Q22) had an outstanding 2Q22 with 18% growth versus the same quarter in the prior year and our highest revenues quarter ever. Strong project installation execution by our service teams coupled with demand in both biopharma and healthcare verticals drove the strong results. Gross profit percentage expanded by 930 bps in the quarter driven by volume as well as pricing and a focus on higher margin products from our commercial teams that began to gain traction in 3Q21.

Executive Commentary

“The Mesa Way and our strong underlying markets have resulted in robust year to date organic growth of 14% versus 1H21 despite continuing COVID related headwinds in customer access and labor and materials supply. During the quarter we resumed in-person kaizen process improvement activity in earnest with a strategic focus on growth and intensified countermeasures to what appear to be longer term disruptions to both component supply and the labor markets,” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Strategically, our combination with Agena Bioscience, Inc on October 20, 2021 creates new opportunities for us within Clinical Genomics tools and reinforces our core strategy of being a leader in life sciences and quality control tools for regulated markets in the pharmaceutical, healthcare services, and medical device verticals. We couldn’t be more excited to add a genomic complement to our protein analytics capabilities and to add such an outstanding infusion of talent to help drive Mesa’s long-term growth.” added Mr. Owens.

“Looking forward we expect continued volatility from the COVID pandemic on both demand and supply, changing regulatory and tax environments, and strong competition for attractive talent across our businesses. We believe our purpose of Protecting the Vulnerable® and our culture of growth, empowerment, and accountability embedded in The Mesa Way will continue to provide the tools to tackle these challenges, the flexibility to navigate the ever-changing environment, the resilience to integrate Mesa’s largest ever acquisition, and the opportunity to remain a destination for highly productive and like-minded individuals.” concluded Mr. Owens.

For additional detail on the Agena acquisition, see our October 20th and September 14th press releases and updated investor presentation (all available on our website at mesalabs.com).

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of March 31, 2021)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Three Month Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenues	$35,840	$31,860	$70,760	$61,801
Cost of revenues	12,700	10,575	25,409	20,176
Gross profit	23,140	21,285	45,351	41,625
Operating expenses	18,939	16,815	38,027	33,585
Operating income	4,201	4,470	7,324	8,040
Nonoperating (income) expense	(342)	2,086	1,363	4,902
Earnings before income taxes	4,543	2,384	5,961	3,138
Income tax provision (benefit)	823	(295)	246	(758)
Net income	$3,720	$2,679	$5,715	$3,896

Earnings per share (basic)	$0.71	$0.52	$1.10	$0.81
Earnings per share (diluted)	0.70	0.51	1.07	0.79

Weighted average common shares outstanding:
Basic	5,211	5,110	5,182	4,821
Diluted	5,344	5,241	5,324	4,958

Consolidated Condensed Balance Sheets

(Amounts in thousands)	September 30, 2021	March 31, 2021
Cash and cash equivalents	$278,294	$263,865
Other current assets	41,110	39,884
Total current assets	319,404	303,749
Property, plant and equipment, net	22,392	21,998
Other assets	267,306	275,728
Total assets	$609,102	$601,475

Liabilities	$209,685	$195,248
Stockholders’ equity	399,417	406,227
Total liabilities and stockholders’ equity	$609,102	$601,475

Reconciliation of Non-GAAP Measures
(Unaudited)
(Amounts in thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating income (GAAP)	$4,201	$4,470	$7,324	$8,040
Amortization of intangible assets	3,757	3,512	7,573	6,866
Stock-based compensation expense	2,039	2,008	4,236	3,276
Adjusted operating income (non-GAAP)	$9,997	$9,990	$19,133	$18,182

Adjusted operating income per share (basic)	$1.92	$1.95	$3.69	$3.77
Adjusted operating income per share (diluted)	1.87	1.91	3.59	3.67

Weighted average common shares outstanding:
Basic	5,211	5,110	5,182	4,821
Diluted	5,344	5,241	5,324	4,958

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the three months and six months ended September 30, 2021. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating income (GAAP)	$4,201	$4,470	$7,324	$8,040

Unusual items – before tax
Agena Bioscience, Inc. acquisition costs	$118	$--	$118	$--
GPT integration costs	--	628	--	1,044
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	--	--	(436)
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	178
Non-cash true up of administrative expenses related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	(522)
Total Impact of unusual items on operating income – before tax	118	628	118	264

Operating income excluding unusual items	$4,319	$5,098	$7,442	$8,304

Impact of unusual items on adjusted operating income	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Adjusted operating income (non-GAAP)	$9,997	$9,990	$19,133	$18,182

Unusual items – before tax
Agena Bioscience, Inc. acquisition costs	$118	$--	$118	$--
Conversion of executive staff, Section 16 officers and Board of Directors cash compensation to equity*	--	(573)	--	(1,099)
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	--	$	(436)
GPT integration costs	--	628		1,044
Total impact of unusual items on adjusted operating income – before tax	118	55	118	(491)

Adjusted operating income excluding unusual items*	$10,115	$10,045	$19,251	$17,691

* The amounts presented for the three and six months ended September 30, 2020 have been modified from the prior year presentation to include an adjustment for compensation to certain individuals that was converted from cash to equity for fiscal year 2021 only as a response to the COVID crisis. We believe that including the adjustment better aligns with the purpose of the disclosure, which is intended to approximate pre-tax cashflow excluding unusual items. Adjusted operating income excluding unusual items for the three and six months ended September 30, 2020, as presented in last year’s press release dated November 5, 2020, was $10,681 and $18,790, respectively.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and non-GAAP adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effectively integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; ; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2021 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000